Exhibit 16.1

April 14, 2021

Securities and Exchange Commission
100F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Riley Exploration Permian, Inc., f/k/a Tengasco, Inc. under Item 4.01 of its Form 8-K dated April 14, 2021. We agree with the statements concerning our Firm in such Form 8-K.

Respectfully,

/s/ Moss Adams LLP